UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 16, 2017

_____________

National Holdings Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-12629 (Commission File Number)	36- 4128138 (IRS Employer Identification No.)

410 Park Ave, 14th Floor

New York, NY 10022

 (Address of principal executive offices)

 (212) 417-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act.

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                            Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 2.02. Results of Operations and Financial Condition.

On May 16, 2017, the Company issued a press release announcing its financial results for its fiscal quarter ended March 31, 2017. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 16, 2017, the Board of Directors (the “Board”) of National Holdings Corporation (the “Company”) appointed Michael E. Singer to the Board. Mr. Singer will serve as a Class I director until his term expires at the 2017 annual meeting of stockholders, at which time he will stand for election by the Company’s stockholders. Mr. Singer was not named to a sub-committee of the Board.

Mr. Singer most recently served as CEO and President of Ramius, a $13 billion (peak) alternative investment advisory platform. As CEO of Ramius, Mr. Singer directed strategy and execution of the firm’s business plan. Ramius partners with emerging alternative investment teams to provide seed and working capital, institutional infrastructure and sales, marketing and business guidance. During his tenure, he created a salesforce which raised more than $5 billion for the firm’s investment teams and onboarded five hedge fund teams to the platform, including Margate Capital. Mr. Singer was Co-President of Ivy Asset Management, a Fund of Hedge Funds business with over $15 billion in assets. At Ivy, Mr. Singer established the firm’s strategic plan and ran the day-to-day activities. He began his career at Weiss, Peck & Greer, a $17 billion asset management firm, where he spent nine years and served as Senior Managing Director and Executive Committee Member. He oversaw day-to-day operations, new product development, client relationship management, hedge fund sales and risk functions.   Mr. Singer received a Bachelor of Science degree in accounting with honors from Penn State University and a Juris Doctorate from the Emory University School of Law. He is a frequent contributor to Bloomberg TV Market Makers and author of alternative industry white papers.

There is no arrangement or understanding between Mr. Singer and any other person pursuant to which he was selected as a director of the Company. As of the date of this report, neither Mr. Singer, nor any of his immediate family members, is a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit Number	Description

99.1	Press Release of National Holdings Corporation, dated May 16, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Holdings Corporation
(Registrant)

Date: May 18, 2017	By:	/s/ Michael Mullen
Michael Mullen
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release of National Holdings Corporation, dated May 16, 2017